                                                                    Exhibit 4(o)

                 Trust Preferred Securities Guarantee Agreement



                                     Between



                             CMS Energy Corporation
                                 (as Guarantor)



                                       and



                              The Bank of New York
                                  (as Trustee)



                                   dated as of



                                  July 8, 1999


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                                TABLE OF CONTENTS

                                                                                                Page

                                              ARTICLE I
                                             DEFINITIONS

SECTION 1.01            Definitions................................................................2

                                             ARTICLE II
                                         TRUST INDENTURE ACT

SECTION 2.01            Trust Indenture Act; Application...........................................6
SECTION 2.02            Lists of Holders...........................................................6
SECTION 2.03            Reports by the Trust Preferred Securities Guarantee
                        Agreement Trustee..........................................................7
SECTION 2.04            Periodic Reports to Trust Preferred Securities Guarantee
                        Agreement Trustee..........................................................7
SECTION 2.05            Evidence of Compliance with Conditions Precedent...........................8
SECTION 2.06            Guarantee Events of Default; Waiver........................................8
SECTION 2.07            Guarantee Event of Default; Notice.........................................8
SECTION 2.08            Conflicting Interests......................................................9

                                             ARTICLE III
                                    POWERS, DUTIES AND RIGHTS OF
                                TRUST PREFERRED SECURITIES GUARANTEE
                                          AGREEMENT TRUSTEE

SECTION 3.01            Powers and Duties of the Trust Preferred Securities Guarantee
                        Agreement Trustee..........................................................9
SECTION 3.02            Certain Rights of Trust Preferred Securities Guarantee
                        Agreement Trustee.........................................................12
SECTION 3.03            Not Responsible for Recitals or Issuance of Trust
                        Preferred Securities Guarantee Agreement..................................15


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
                                             ARTICLE IV
                                     TRUST PREFERRED SECURITIES
                                     GUARANTEE AGREEMENT TRUSTEE

SECTION 4.01            Trust Preferred Securities Guarantee Agreement Trustee;
                        Eligibility...............................................................15
SECTION 4.02            Appointment, Removal and Resignation of Trust
                        Preferred Securities Guarantee Agreement Trustees.........................16

                                              ARTICLE V
                                              GUARANTEE


SECTION 5.01            Guarantee.................................................................17
SECTION 5.02            Waiver of Notice and Demand...............................................17
SECTION 5.03            Obligations Not Affected..................................................17
SECTION 5.04            Rights of Holders.........................................................19
SECTION 5.05            Guarantee of Payment......................................................19
SECTION 5.06            Subrogation...............................................................20
SECTION 5.07            Independent Obligations...................................................20

                                             ARTICLE VI
                                     COVENANTS AND SUBORDINATION

SECTION 6.01            Limitation of Transactions................................................20
SECTION 6.02            Subordination.............................................................21

                                             ARTICLE VII
                                             TERMINATION

SECTION 7.01            Termination...............................................................22

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
                                            ARTICLE VIII
                                      COMPENSATION AND EXPENSES
                                    OF TRUST PREFERRED SECURITIES
                                     GUARANTEE AGREEMENT TRUSTEE

SECTION 8.01            Compensation and Expenses of Trust Preferred Securities
                        Guarantee Agreement Trustee...............................................23

                                             ARTICLE IX
                                           INDEMNIFICATION

SECTION 9.01            Exculpation...............................................................24
SECTION 9.02            Indemnification...........................................................24

                                              ARTICLE X
                                            MISCELLANEOUS

SECTION 10.01           Successors and Assigns....................................................25
SECTION 10.02           Amendments................................................................25
SECTION 10.03           Notices...................................................................25
SECTION 10.04           Benefit...................................................................27
SECTION 10.05           Interpretation............................................................27
SECTION 10.06           Governing Law.............................................................28
SECTION 10.07           Counterparts..............................................................28


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                 TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT


                  This Trust Preferred Securities Guarantee Agreement, dated as of July 8, 1999, is executed and delivered by CMS Energy Corporation, a Michigan corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee, for the benefit of the Holders (as defined herein) from time to time of the Trust Preferred Securities (as defined herein) of CMS Energy Trust, a Michigan statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of July 8, 1999 among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders, from time to time, of undivided beneficial ownership interests in the assets of the Issuer, the Issuer is issuing up to $300,875,000 aggregate liquidation amount of its 8.625% Trust Preferred Securities, (liquidation amount $41.50 per Trust Preferred Security) (the "Trust Preferred Securities") and up to $9,305,420.50 aggregate liquidation amount of its 8.625% Common Securities (the "Common Securities" and together with the Trust Preferred Securities, the "Trust Securities"), each representing beneficial ownership interests in the assets of the Issuer and having the terms set forth in the Declaration;

                  WHEREAS, the Trust Securities will be issued by the Issuer and the proceeds thereof will be used to purchase the Debentures (as defined herein) of the Guarantor which will be deposited with The Bank of New York, as Property Trustee under the Declaration, as trust assets;

                  WHEREAS, as an incentive for the Holders to purchase Trust Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is executing and delivering a Guarantee Agreement (the "Common Trust Securities Guarantee") with substantially identical terms to this Trust Preferred Securities Guarantee Agreement, for the benefit of the holders of the Common Securities, except that if a Guarantee Event of Default (as defined herein) has occurred and is continuing, the rights of the holders of the Common Securities to receive the Guarantee Payments under the Common Trust Securities Guarantee are subordinated, to the extent and in the manner set forth in the

Common Trust Securities Guarantee, to the rights of Holders to receive Guarantee Payments under this Trust Preferred Securities Guarantee Agreement.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Trust Preferred Securities Guarantee Agreement for the benefit of the Holders from time to time of the Trust Preferred Securities.


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 Definitions. As used in this Trust Preferred Securities Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Declaration as in effect on the date hereof unless otherwise indicated.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, provided, however that an Affiliate of the Guarantor shall not be deemed to include the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Common Securities" has the meaning specified in the recitals to this Trust Preferred Securities Guarantee Agreement.

                  "Debentures" means the series of subordinated debt securities of the Guarantor designated the 8.625% Junior Subordinated Deferrable Interest Debentures due July 1, 2004 held by the Property Trustee (as defined in the Declaration) of the
Issuer.

                  "Declaration" has the meaning specified in the recitals to this Trust Preferred Securities Guarantee Agreement.




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                  "Distribution" shall have the same meaning as indicated in the
Declaration.

                  "Final Redemption Price" means the final redemption price of the Trust Preferred Securities, including all accumulated and unpaid Distributions to the date of redemption.

                  "Guarantee Event of Default" has the meaning specified in
Section 2.06.

                  "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Trust Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) required to be paid on the Trust Preferred Securities, to the extent the Issuer shall have funds on hand legally available therefor at such time, and (ii) the Final Redemption Price with respect to the Trust Preferred Securities outstanding on the Maturity Date of the Debentures (as defined in the Indenture) to the extent the Issuer shall have funds on hand legally available therefor at such time. If a Guarantee Event of Default has occurred and is continuing, no Guarantee Payments under the Common Trust Securities Guarantee with respect to the Common Trust Securities or any guarantee payment under any Other Common Trust Securities Guarantees shall be made until the Holders shall be paid in full the Guarantee Payments to which they are entitled under this Trust Preferred Securities Guarantee Agreement.

                  "Guarantor" has the meaning specified in the recital to this Trust Preferred Securities Guarantee Agreement.

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Trust Preferred Securities or Normal Units that is deemed, under the Declaration, to be a holder of any Trust Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Trust Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Trust Preferred Securities Guarantee Agreement Trustee or any Affiliate of the Guarantor or the Trust Preferred Securities Guarantee Agreement Trustee.

                  "Indemnified Person" means the Trust Preferred Securities Guarantee Agreement Trustee, any Affiliate of the Trust Preferred Securities Guarantee Agreement Trustee, or any officers, directors, shareholders, members, partners,




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employees, representatives, nominees, custodians or agents of the Trust
Preferred Securities Guarantee Agreement Trustee.

                  "Indenture" means the Junior Subordinated Indenture dated as of June 1, 1997, among the Guarantor and The Bank of New York, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms hereof, pursuant to which the Debentures are to be issued to the Property Trustee.

                  "Majority in liquidation amount of the Trust Preferred Securities" means, except as provided by the Trust Indenture Act, Trust Preferred Securities representing more than 50% of the liquidation amount of all then outstanding Trust Preferred Securities.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two of the following: the Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, the President or a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Preferred Securities Guarantee Agreement shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Other Common Trust Securities Guarantees" shall have the same meaning as "Other Guarantees" in the Common Trust Securities Guarantee.





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

                  "Other Debentures" means all junior subordinated debentures issued by the Guarantor from time to time and sold to trusts established or to be established by the Guarantor, in each case similar to the Issuer.

                  "Other Guarantees" means all guarantees issued by the Guarantor with respect to securities similar to the Trust Preferred Securities issued by other trusts to be established by the Guarantor, in each case similar to the Issuer.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Trust Preferred Securities Guarantee Agreement" means this Trust Preferred Securities Guarantee Agreement, dated as of July 8, 1999, between CMS Energy Corporation and the Trust Preferred Securities Guarantee Agreement Trustee.

                  "Trust Preferred Securities" has the meaning specified in the recitals to this Trust Preferred Securities Guarantee Agreement.

                  "Trust Preferred Securities Guarantee Agreement Trustee" means The Bank of New York until a Successor Trust Preferred Securities Guarantee Agreement Trustee has been appointed and has accepted such appointment pursuant to the terms of this Trust Preferred Securities Guarantee Agreement and thereafter means each such Successor Trust Preferred Securities Guarantee Agreement Trustee.

                  "Responsible Officer" means, with respect to the Trust Preferred Securities Guarantee Agreement Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any financial services officer or any other officer of the Corporate Trust Office of the Trust Preferred Securities Guarantee Agreement Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Senior Indebtedness" shall have the same meaning as indicated in the Indenture.





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

                  "Successor Trust Preferred Securities Guarantee Agreement Trustee" means a successor Trust Preferred Securities Guarantee Agreement Trustee possessing the qualifications to act as Trust Preferred Securities Guarantee Agreement Trustee under Section 4.01.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Trust Securities" has the meaning specified in the recitals to this Trust Preferred Securities Guarantee Agreement.


                                   ARTICLE II

                               TRUST INDENTURE ACT

                  SECTION 2.1  Trust Indenture Act; Application.

                  (a) This Trust Preferred Securities Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Preferred Securities Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Trust Preferred Securities Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, through operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Trust Preferred Securities Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Preferred Securities Guarantee Agreement as so modified or excluded, as the case may be.

                  SECTION 2.2 Lists of Holders.

                  (a) The Guarantor shall furnish or cause to be furnished to the Trust Preferred Securities Guarantee Agreement Trustee (a) on a quarterly basis on each regular record date for the Debentures, a list, in such form as the Trust Preferred Securities Guarantee Agreement Trustee may reasonably require, of the names and addresses of the Holders of the Trust Preferred Securities ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times




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as the Trust Preferred Securities Guarantee Agreement Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and has not otherwise been received by the Trust Preferred Securities Guarantee Agreement Trustee in its capacity as such; provided, however, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Trust Preferred Securities Guarantee Agreement Trustee by the Guarantor. The Trust Preferred Securities Guarantee Agreement Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Trust Preferred Securities Guarantee Agreement Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

                  SECTION 2.3 Reports by the Trust Preferred Securities Guarantee Agreement Trustee. Not later than May 15 of each year, commencing May 15, 2000, the Trust Preferred Securities Guarantee Agreement Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. The Trust Preferred Securities Guarantee Agreement Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                  SECTION 2.4 Periodic Reports to Trust Preferred Securities Guarantee Agreement Trustee. The Guarantor shall provide to the Trust Preferred Securities Guarantee Agreement Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act; provided, however, that such compliance certificate shall be delivered on or before 120 days after the end of each fiscal year of the Guarantor. Delivery of such reports, information and documents to the Trust Preferred Securities Guarantee Agreement Trustee is for informational purposes only and the Trust Preferred Securities Guarantee Agreement Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Trust Preferred Securities Guarantee Agreement Trustee is entitled to rely exclusively on Officers' Certificates).





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

                  SECTION 2.5 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Trust Preferred Securities Guarantee Agreement Trustee such evidence of compliance with conditions precedent, if any, provided for in this Trust Preferred Securities Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) may be given in the form of an Officers' Certificate.

                  SECTION 2.6 Guarantee Events of Default; Waiver. (a) An event of default under this Trust Preferred Securities Guarantee Agreement will occur upon the failure of the Guarantor to perform any of its payment or other obligations hereunder (a "Guarantee Event of Default"); provided, however, that, other than with respect to a default on any payment under this Trust Preferred Securities Guarantee Agreement, the Guarantor shall have received notice of default and shall not have cured such default within 90 days after receipt of such notice.

                  (b) The Holders of a Majority in liquidation amount of the Trust Preferred Securities may, by vote, on behalf of the Holders of all of the Trust Preferred Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Preferred Securities Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

                  SECTION 2.7  Guarantee Event of Default; Notice.

                  (a) The Trust Preferred Securities Guarantee Agreement Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Trust Preferred Securities, notices of all Guarantee Events of Default known to the Trust Preferred Securities Guarantee Agreement Trustee, unless such Guarantee Event of Default has been cured before the giving of such notice, provided that, except in the case of a default in the payment of a Guarantee Payment, the Trust Preferred Securities Guarantee Agreement Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trust Preferred Securities Guarantee Agreement Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Preferred Securities.





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

                  (b) The Trust Preferred Securities Guarantee Agreement Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Trust Preferred Securities Guarantee Agreement Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Trust Preferred Securities Guarantee Agreement shall have obtained actual knowledge, of such Guarantee Event of Default.

                  SECTION 2.8 Conflicting Interests. The Declaration and the Indenture shall be deemed to be specifically described in this Trust Preferred Securities Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III

                          POWERS, DUTIES AND RIGHTS OF
             TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT TRUSTEE

                  SECTION 3.1 Powers and Duties of the Trust Preferred Securities Guarantee Agreement Trustee.

                  (a) This Trust Preferred Securities Guarantee Agreement shall be held by the Trust Preferred Securities Guarantee Agreement Trustee for the benefit of the Holders of the Trust Preferred Securities, and the Trust Preferred Securities Guarantee Agreement Trustee shall not transfer this Trust Preferred Securities Guarantee Agreement to any Person except a Holder of Trust Preferred Securities exercising his or her rights pursuant to Section 5.04(iv) or to a Successor Trust Preferred Securities Guarantee Agreement Trustee on acceptance by such Successor Trust Preferred Securities Guarantee Agreement Trustee of its appointment to act as Successor Trust Preferred Securities Guarantee Agreement Trustee. The right, title and interest of the Trust Preferred Securities Guarantee Agreement Trustee shall automatically vest in any Successor Trust Preferred Securities Guarantee Agreement Trustee, upon acceptance by such Successor Trust Preferred Securities Guarantee Agreement Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Trust Preferred Securities Guarantee Agreement Trustee.

                  (b) If a Guarantee Event of Default actually known to a Responsible Officer has occurred and is continuing, the Trust Preferred Securities




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

Guarantee Agreement Trustee shall enforce this Trust Preferred Securities Guarantee Agreement for the benefit of the Holders of the Trust Preferred Securities.

                  (c) The Trust Preferred Securities Guarantee Agreement Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Preferred Securities Guarantee Agreement, and no implied covenants shall be read into this Trust Preferred Securities Guarantee Agreement against the Trust Preferred Securities Guarantee Agreement Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), and is actually known to a Responsible Officer, the Trust Preferred Securities Guarantee Agreement Trustee shall exercise such of the rights and powers vested in it by this Trust Preferred Securities Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Trust Preferred Securities Guarantee Agreement shall be construed to relieve the Trust Preferred Securities Guarantee Agreement Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                                    (A) the duties and obligations of the Trust
                  Preferred Securities Guarantee Agreement Trustee shall be determined solely by the express provisions of this Trust Preferred Securities Guarantee Agreement, (including pursuant to Section 2.01) and the Trust Preferred Securities Guarantee Agreement Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Preferred Securities Guarantee Agreement and no implied covenants or obligations shall be read into this Trust Preferred Securities Guarantee Agreement against the Trust Preferred Securities Guarantee Agreement Trustee; and

                                    (B) in the absence of bad faith on the part
                  of the Trust Preferred Securities Guarantee Agreement Trustee, the Trust Preferred Securities Guarantee Agreement Trustee may conclusively




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

                  rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Preferred Securities Guarantee Agreement Trustee and conforming to the requirements of this Trust Preferred Securities Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Trust Preferred Securities Guarantee Agreement Trustee, the Trust Preferred Securities Guarantee Agreement Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Preferred Securities Guarantee Agreement;

                           (ii) the Trust Preferred Securities Guarantee Agreement Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trust Preferred Securities Guarantee Agreement Trustee, unless it shall be proved that the Trust Preferred Securities Guarantee Agreement Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Trust Preferred Securities Guarantee Agreement Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Preferred Securities Guarantee Agreement Trustee, or exercising any trust or power conferred upon the Trust Preferred Securities Guarantee Agreement Trustee under this Trust Preferred Securities Guarantee Agreement; and

                           (iv) no provision of this Trust Preferred Securities Guarantee Agreement shall require the Trust Preferred Securities Guarantee Agreement Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trust Preferred Securities Guarantee Agreement Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Preferred Securities Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.





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

                  SECTION 3.2 Certain Rights of Trust Preferred Securities Guarantee Agreement Trustee.

                  (a)      Subject to the provisions of Section 3.01:

                           (i) The Trust Preferred Securities Guarantee
         Agreement Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (ii) Any direction or act of the Guarantor contemplated by this Trust Preferred Securities Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

                           (iii) Whenever, in the administration of this Trust Preferred Securities Guarantee Agreement, the Trust Preferred Securities Guarantee Agreement Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trust Preferred Securities Guarantee Agreement Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Trust Preferred Securities Guarantee Agreement Trustee, shall be promptly delivered by the Guarantor.

                           (iv) The Trust Preferred Securities Guarantee Agreement Trustee may (at the expense of the Guarantor) consult with legal counsel, and the advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Trust Preferred Securities Guarantee Agreement Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Preferred Securities Guarantee Agreement from any court of competent jurisdiction.

                           (v) The Trust Preferred Securities Guarantee
         Agreement Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Preferred Securities Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Trust Preferred Securities Guarantee Agreement Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Trust Preferred Securities Guarantee Agreement Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trust Preferred Securities Guarantee Agreement Trustee; provided that nothing contained in this
         Section 3.02(a)(v) shall be taken to relieve the Trust Preferred Securities Guarantee Agreement Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Preferred Securities Guarantee Agreement.

                           (vi) The Trust Preferred Securities Guarantee Agreement Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trust Preferred Securities Guarantee Agreement Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and if the Trust Preferred Securities Guarantee Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Guarantor and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                           (vii) The Trust Preferred Securities Guarantee Agreement Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trust Preferred Securities Guarantee Agreement Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                           (viii) Whenever in the administration of this Trust Preferred Securities Guarantee Agreement the Trust Preferred Securities Guarantee Agreement Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trust Preferred Securities Guarantee Agreement Trustee (A) may request instructions from the Holders of the Trust Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

                           (ix) The Trust Preferred Securities Guarantee Agreement Trustee shall have no duty to see any recording, filing or registration of any instrument (or any re-recording, refiling or re-registration thereof).

                           (x) Any action taken by the Trust Preferred
         Securities Guarantee Agreement Trustee or its agents hereunder shall bind the Holders, and the signature of the Trust Preferred Securities Guarantee Agreement Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Trust Preferred Securities Guarantee Agreement Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Preferred Securities Guarantee Agreement, both of which shall be conclusively evidenced by the Trust Preferred Securities Guarantee Agreement Trustee's or its agent's taking such action.

                           (xi) The Trust Preferred Securities Guarantee Agreement Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Preferred Securities Guarantee Agreement.

                  (b) No provision of this Trust Preferred Securities Guarantee Agreement shall be deemed to impose any duty or obligation on the Trust Preferred Securities Guarantee Agreement Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trust Preferred Securities Guarantee Agreement Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Trust Preferred Securities Guarantee Agreement Trustee shall be construed to be a duty to act in accordance with such power and authority.

                  SECTION 3.3 Not Responsible for Recitals or Issuance of Trust Preferred Securities Guarantee Agreement. The recitals contained in this Trust Preferred Securities Guarantee Agreement shall be taken as the statements of the Guarantor, and the Trust Preferred Securities Guarantee Agreement Trustee does not assume any responsibility for their correctness. The Trust Preferred Securities Guarantee Agreement Trustee makes no representation as to the validity or sufficiency of this Trust Preferred Securities Guarantee Agreement.


                                   ARTICLE IV

             TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT TRUSTEE

                  SECTION 4.1 Trust Preferred Securities Guarantee Agreement Trustee; Eligibility.

                  (a) There shall at all times be a Trust Preferred Securities Guarantee Agreement Trustee which shall

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then, for the purposes of this Section 4.01(a)(ii) and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Trust Preferred Securities Guarantee Agreement Trustee shall cease to be eligible to so act under Section 4.01(a), the Trust Preferred Securities Guarantee Agreement Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

                  (c) If the Trust Preferred Securities Guarantee Agreement Trustee has or shall acquire any "conflicting interest" within the meaning of
Section 310(b) of the Trust Indenture Act, the Trust Preferred Securities Guarantee Agreement Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  SECTION 4.2 Appointment, Removal and Resignation of Trust Preferred Securities Guarantee Agreement Trustees.

                  (a) Subject to Section 4.02(b), the Trust Preferred Securities Guarantee Agreement Trustee may be appointed or removed without cause at any time by the Guarantor except during a Guarantee Event of Default.

                  (b) The Trust Preferred Securities Guarantee Agreement Trustee shall not be removed until a Successor Trust Preferred Securities Guarantee Agreement Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Trust Preferred Securities Guarantee Agreement Trustee and delivered to the Guarantor.

                  (c) The Trust Preferred Securities Guarantee Agreement Trustee appointed hereunder shall hold office until a Successor Trust Preferred Securities Guarantee Agreement Trustee shall have been appointed or until its removal or resignation. The Trust Preferred Securities Guarantee Agreement Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Trust Preferred Securities Guarantee Agreement Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Trust Preferred Securities Guarantee Agreement Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Trust Preferred Securities Guarantee Agreement Trustee and delivered to the Guarantor and the resigning Trust Preferred Securities Guarantee Agreement Trustee.

                  (d) If no Successor Trust Preferred Securities Guarantee Agreement Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 30 days after delivery to the Guarantor of an instrument of resignation, the resigning Trust Preferred Securities Guarantee Agreement Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Trust Preferred Securities Guarantee Agreement Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trust Preferred Securities Guarantee Agreement Trustee.

                  (e) No Trust Preferred Securities Guarantee Agreement Trustee shall be liable for the acts or omissions to act of any Successor Trust Preferred Securities Guarantee Agreement Trustee.

                  (f) Upon termination of this Trust Preferred Securities Guarantee Agreement or removal or resignation of the Trust Preferred Securities Guarantee

Agreement Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Trust Preferred Securities Guarantee Agreement Trustee all amounts due to the Trust Preferred Securities Guarantee Agreement Trustee accrued to the date of such termination, removal or resignation.


                                    ARTICLE V

                                    GUARANTEE

                  SECTION 5.1 Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense (other than the defense of payment) right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

                  SECTION 5.2 Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of the Trust Preferred Securities Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust Preferred Securities Guarantee Agreement Trustee, the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  SECTION 5.3 Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Trust Preferred Securities Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                           (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Trust Preferred Securities to be performed or observed by the Issuer;

                           (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as so provided in the Indenture), Final Redemption Price, liquidation Distribution or any other sums payable under the terms of the Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Preferred Securities;

                           (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Preferred Securities or any action on the part of the Issuer granting indulgence or extension of any kind;

                           (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                           (e) any invalidity of, or defect or deficiency in, the Trust Preferred Securities;

                           (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                           (g) any other circumstance whatsoever that might other wise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation)

                           (h) it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

                  SECTION 5.4 Rights of Holders. The Guarantor expressly acknowledges that: (i) this Trust Preferred Securities Guarantee Agreement will be deposited with the Trust Preferred Securities Guarantee Agreement Trustee to be held for the benefit of the Holders; (ii) the Trust Preferred Securities Guarantee Agreement Trustee has the right to enforce this Trust Preferred Securities Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Preferred Securities Guarantee Agreement Trustee in respect of this Trust Preferred Securities Guarantee Agreement or exercising any trust or power conferred upon the Trust Preferred Securities Guarantee Agreement Trustee under this Trust Preferred Securities Guarantee Agreement; provided, however, that (subject to Section 3.01) the Trust Preferred Securities Guarantee Agreement Trustee shall have the right to decline to follow any such direction if the Trust Preferred Securities Guarantee Agreement Trustee shall determine that the actions so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Trust Preferred Securities Guarantee Agreement Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trust Preferred Securities Guarantee Agreement Trustee in good faith by its board of directors or trustees, executive committee or a trust committee or directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trust Preferred Securities Guarantee Agreement Trustee in personal liability; and (iv) any Holder of Trust Preferred Securities may institute, to the extent permissible under applicable law, a legal proceeding directly against the Guarantor to enforce its rights under this Trust Preferred Securities Guarantee Agreement without first instituting a legal proceeding against the Trust Preferred Securities Guarantee Agreement Trustee, the Issuer or any other Person. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

                  SECTION 5.5 Guarantee of Payment. This Trust Preferred Securities Guarantee Agreement creates a guarantee of payment and not a guarantee of collection. This Trust Preferred Securities Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Declaration.

                  SECTION 5.6 Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Trust Preferred Securities Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.01; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Trust Preferred Securities

Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Trust Preferred Securities Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                  SECTION 5.7 Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Trust Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Trust Preferred Securities Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.


                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

                  SECTION 6.1 Limitation of Transactions. So long as any Trust Preferred Securities remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Guarantor (including any Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of any securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures (other than in the case of clauses (i), (ii) and (iii), (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Trust Preferred Securities Guarantee Agreement, (d) as a result of a reclassification of the Guarantor's capital stock solely into shares of one or more classes or series of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of the Guarantor's common stock in connection with the satisfaction by the Guarantor of its obligations (including purchases related to the issuance of such common stock or rights) under any of the Guarantor's benefit plans for its and its subsidiaries' directors, officers or employees or any of the Guarantor's dividend reinvestment plans), if at such time (x) a Guarantee Event of Default or an Event of Default (as defined in the Indenture) shall have occurred and be continuing, (y) if such Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this Trust Preferred Securities Guarantee Agreement or (z) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 3.01(b)(6) of the Indenture and any such extension shall have commenced and not yet terminated.

                  SECTION 6.2 Subordination. (a) The obligations of the Guarantor under this Trust Preferred Securities Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all present and future Senior Indebtedness of the Guarantor to the extent and in the manner that the Debentures are subordinated to all present and future Senior Indebtedness pursuant to the Indenture, it being understood that the terms of Article XII of the Indenture shall apply to the obligations of the Guarantor under this Trust Preferred Securities Guarantee Agreement as if (x) such Article XII were set forth herein in full and (y) such obligations were substituted for the term "Securities" appearing in such Article XII and pari passu with the Debentures and Other Debentures. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Guarantor.

                  (b) The right of the Guarantor to participate in any distribution of assets of any of its subsidiaries upon any such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Guarantor's obligations under this Trust Preferred Securities Guarantee Agreement will be effectively subordinated to all existing and future liabilities of the Guarantor's subsidiaries, and claimants should look only to the assets of the Guarantor for payments thereunder. This Trust Preferred Securities Guarantee Agreement does not limit the incurrence or issuance of other secured or unsecured debt of the Guarantor, including Senior Indebtedness of the Guarantor, under any indenture that the Guarantor may enter into in the future or otherwise.

                  (c) If an Event of Default has occurred and is continuing, the rights of holders of the Common Trust Securities of the Issuer to receive payments under the Common Trust Securities Guarantee are subordinated to the rights of Holders of Trust Preferred Securities to receive Guarantee Payments.


                                   ARTICLE VII

                                   TERMINATION

                  SECTION 7.1 Termination. This Trust Preferred Securities Guarantee Agreement shall terminate and be of no further force and effect upon
(i) full payment of the Final Redemption Price of all Trust Preferred Securities, (ii) upon liquidation of the Issuer and the distribution of the Debentures to Holders of Trust Preferred Securities or (iii) at such other time when there are no longer any Trust Preferred Securities outstanding. Notwithstanding the foregoing, this Trust Preferred Securities Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Trust Preferred Securities or this Trust Preferred Securities Guarantee Agreement. Guarantor will indemnify each Holder and hold it harmless from and against any loss it may suffer in such circumstance.


                                  ARTICLE VIII

                            COMPENSATION AND EXPENSES
            OF TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT TRUSTEE

                  SECTION 8.1 Compensation and Expenses of Trust Preferred Securities Guarantee Agreement Trustee. The Guarantor covenants and agrees to pay to the Trust Preferred Securities Guarantee Agreement Trustee from time to time, and the Trust Preferred Securities Guarantee Agreement Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Guarantor and the Trust Preferred Securities Guarantee Agreement Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Guarantor will pay or reimburse the Trust Preferred Securities Guarantee Agreement Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trust Preferred Securities Guarantee Agreement Trustee in accordance with any of the provisions of this Trust Preferred Securities Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expenses, disbursements or advances as may arise form its negligence or bad faith. The Guarantor also covenants to indemnify the Trust Preferred Securities Guarantee Agreement Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trust Preferred Securities Guarantee Agreement Trustee) incurred without negligence or bad faith on the part of the Trust Preferred Securities Guarantee Agreement Trustee and arising out of or in connection with the acceptance or administration of this guarantee, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Guarantor under this Article VIII to compensate and indemnify the Trust Preferred Securities Guarantee Agreement Trustee and to pay or reimburse the Trust Preferred Securities Guarantee Agreement Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Trust Preferred Securities upon all property and funds held or collected by the Trust Preferred Securities Guarantee Agreement Trustee as such, except funds held in trust for the benefit of the holders of particular Trust Preferred Securities.

                  The provisions of this Article VIII shall survive the termination of this Trust Preferred Securities Guarantee Agreement.


                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.1 Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Trust Preferred Securities Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Trust Preferred Securities Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the

Indemnified Person reasonably believes are within such other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

                  SECTION 9.2 Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 9.02 shall survive the termination of this Trust Preferred Securities Guarantee Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1 Successors and Assigns. All guarantees and agreements contained in this Trust Preferred Securities Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Trust Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor or a conveyance, transfer or lease of the Guarantor's properties that is permitted under Article Eight of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment other than in accordance with this provision shall be void.

                  SECTION 10.2 Amendments. Except with respect to any changes that do not adversely affect the rights of Holders in any material respect (in which case no consent of Holders will be required), this Trust Preferred Securities Guarantee Agreement may be amended only with the prior approval of the Holders of not less than a Majority in liquidation amount of the outstanding Trust Preferred Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of the Declaration concerning meetings of Holders shall apply to the giving of such approval.

                  SECTION 10.3 Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                           (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address as the Guarantor may give notice of to the Trust Preferred Securities Guarantee Agreement Trustee:

                           CMS Energy Corporation
                           Fairlane Plaza South, Suite 1100
                           330 Town Center Drive
                           Dearborn, Michigan  48126
                           Phone No.: (313) 436-9200
                           Facsimile No: (313) 436-9258
                           Attention: Corporate Secretary

                           (b) if given to the Issuer, at the address or telecopy number set forth below or such other address as the Issuer may give notice of to the Trust Preferred Securities Guarantee Agreement
         Trustee:

                           CMS Energy Trust II
                           c/o CMS Energy Corporation
                           Fairlane Plaza South, Suite 1100
                           330 Town Center Drive
                           Dearborn, Michigan  48126
                           Phone No.: (313) 436-9200
                           Facsimile No: (313) 436-9258
                           Attention: Administrative Trustee
                           with copy to:

                           The Bank of New York
                           101 Barclay Street
                           Floor 21W
                           New York, New York 10286
                           Phone No.: (212) 815-5909
                           Facsimile No: (212) 815-5915
                           Attention: Corporate Trust Administration

                           (c) if given to the Trust Preferred Securities Guarantee Agreement Trustee, at the Trust Preferred Securities Guarantee Agreement Trustee's address or telecopy number set forth below:

                           The Bank of New York
                           101 Barclay Street
                           Floor 21W
                           New York, New York 10286
                           Phone No.: (212) 815-5909
                           Facsimile No: (212) 815-5915
                           Attention: Corporate Trust Administration

                           (d) if given to any Holder of Trust Preferred Securities, at the address set forth on the books and records of the Issuer.

                  All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 10.4 Benefit. This Trust Preferred Securities Guarantee Agreement is solely for the benefit of the Holders, and is not separately transferable from the Trust Preferred Securities.

                  SECTION 10.5 Interpretation. In this Trust Preferred Securities Guarantee Agreement, unless the context otherwise requires:

                           (a) all references in this Trust Preferred Securities Guarantee Agreement to Articles and Sections are to Articles and Sections of this Trust Preferred Securities Guarantee Agreement unless otherwise specified;

                           (b) a term defined in the Trust Indenture Act has the same meaning when used in this Trust Preferred Securities Guarantee Agreement unless otherwise defined in this Trust Preferred Securities Guarantee Agreement or unless the context otherwise requires;

                           (c) a reference to the singular includes the plural and vice versa; and

                           (d) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

                  SECTION 10.6 GOVERNING LAW. THIS TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS.

                  SECTION 10.7 Counterparts. This Trust Preferred Securities Guarantee Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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                  THIS Trust Preferred Securities Guarantee Agreement is
executed as of the day and year first above written.


                                     CMS ENERGY CORPORATION


                                     By:/s/ Alan M. Wright
                                        ---------------------------------------
                                        Name:  Alan M. Wright
                                        Title: Senior Vice President and
                                               Chief Financial Officer


                                     THE BANK OF NEW YORK,
                                       as Trust Preferred Securities Guarantee
                                       Agreement Trustee


                                     By: /s/ Michael Culhane
                                        ---------------------------------------
                                        Name:  Michael Culhane
                                        Title: Vice President



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